SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

INYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-83152	75-2870720
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

825 Third Avenue, 40th Floor, New York, New York 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 5, 2007, Registrant was informed by its certifying public accountants, Berkovits, Lago & Company, LLP, that such firm was resigning such position effective immediately. The Former Auditors’ audit report on the Company’s consolidated financial statements for each of the past two fiscal years ended December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. From January 1, 2004 until the date of this report, there have been no disagreements between the Company and the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused the former accountant to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided the Former Auditors with a copy of the disclosures in the Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and has requested that the Former Auditors furnish it with a letter addressed to the SEC stating whether the Former Auditors agree with the above statements and if not, stating the respects in which it does not agree. A copy of such letter, dated July 10, 2007, is filed as Exhibit 16.1 hereto.

Item 9.01 Exhibits

16.1	- Letter from Berkovits, Lago & Company, LLP regarding the change in the certifying accountant.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and Chief Executive Officer

Dated:  July 11, 2007